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(INTERVOICE LOGO)                                                   NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS
Intervoice, Inc.
Rob-Roy J. Graham
Chief Financial Officer
+1 (972) 454-8712

14-03


                INTERVOICE UPDATES FIRST QUARTER REVENUE OUTLOOK

             ALSO REVISES REPORTED BACKLOG- -NO CHANGE TO PUBLISHED
                              FINANCIAL STATEMENTS

DALLAS -- JUNE 9, 2003 -- Intervoice, Inc. (NASDAQ:INTV) announced today that it believes first quarter revenues will be in the $35 million to $40 million range discussed during the Company's conference call held May 6, 2003. The conference call can be accessed via the Company's web site: www.intervoice.com.

The Company also announced that it will file a Form-10K/A with the Securities and Exchange Commission to reflect that its reported systems backlog as of February 28, 2003 was approximately $33.5 million versus the previously reported amount of approximately $37.0 million. This backlog reduction does not affect the Company's published fourth quarter or annual financial statements. The Company will also file a separate Form 10-Q/A for the quarter ended November 30, 2002 to make what it believes are immaterial adjustments to its reported systems backlog at the end of each of the first three quarters of fiscal 2003. These adjustments also do not affect the Company's published quarterly or annual financial statements.

This press release contains forward-looking statements, which are based on Company management's current beliefs. Readers are cautioned to read the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to vary materially from the forward-looking statements in this press release.

ABOUT INTERVOICE

With more than 21,000 systems deployed around the globe, Intervoice is a world leader in converged voice and data solutions. Intervoice provides the applications, tools and infrastructure that enable enterprises and carriers to attract and retain customers and promote profitability. Omvia(TM), our open, standards-based product suite, is transforming the way people and information connect. Omvia offers speech-enabled IVR applications, multimedia and network-grade portals, wireless application gateways, and enhanced services such as unified messaging, short messaging services (SMS), voicemail, prepaid services and interactive alerts. Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, and Asia Pacific. For more information, visit www.intervoice.com.